UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

September 7, 2016
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024

(Address of principal executive offices, including zip code)
(972) 673-7000

(Registrant’s telephone number including area code)
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 7, 2016, Dr Pepper Snapple Group, Inc. ("DPS") entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein (the "Underwriting Agreement"), providing for the purchase and sale of $400 million aggregate principal amount of its 2.550% Senior Notes due 2026 (the "Notes") in an offering registered under the Securities Act of 1933, as amended (the "Securities Act"). At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes) (the "Subsidiary Guarantors"). Issuance and delivery of the Notes is expected to occur on September 16, 2016, subject to customary closing conditions, pursuant to the Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the "Trustee"), as supplemented by a Sixth Supplemental Indenture to be entered into among DPS, the Subsidiary Guarantors and the Trustee. DPS estimates that its net proceeds from the sale of the Notes will be approximately $396 million (after deducting underwriting discounts and offering expenses). DPS intends to use such net proceeds to redeem $360 million of our 6.82% Senior Notes due 2018 (the "2018 Notes") and to pay the related redemption premium, accrued interest and associated fees and expenses. Any net proceeds not used to redeem the 2018 Notes will be used for general corporate purposes, which may include share repurchases, capital expenditures, working capital, future acquisitions and investments. Pending application of the proceeds of the sale of the Notes, DPS intends to invest such proceeds in short-term investments. The Underwriting Agreement contains customary representations, warranties and agreements of DPS and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.
A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Underwriting Agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Underwriting Agreement, which is incorporated herein by reference.
Item 8.01 Other Events
On September 7, 2016, DPS issued a notice to the Trustee of its intent to redeem $360 million of the principal amount of the 2018 Notes on October 11, 2016 (the "Redemption Date").  The Notes will be redeemed in accordance with the terms of the Indenture (the “2008 Indenture”) dated as of April 30, 2008 between DPS and the Trustee, which 2008 Indenture governs the 2018 Notes.  The redemption price will be determined in accordance with the 2008 Indenture and will be equal to the greater of:
(i)    100% of principal amount of the 2018 Notes to be redeemed, or

(ii)
the sum of the present values of the Remaining Scheduled Payments (as defined in the 2008 Indenture) of the 2018 Notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined in the 2008 Indenture) plus 45 basis points plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date.
The information contained in this report shall not constitute a notice of redemption under the 2008 Indenture.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1
Underwriting Agreement dated September 7, 2016, among Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date:	September 8, 2016
		By:	/s/ James L. Baldwin
			Name:	James L. Baldwin
			Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Underwriting Agreement dated September 7, 2016, among Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.